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Exhibit No. 3 - SPECIMEN STOCK CERTIFICATE

             NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
            INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

--SPECIMEN---


                        PPI CAPITAL GROUP, INC.

          Total Authorized Issue  200,000,000 Shares Common Stock

                        Par Value $0.001 Each

CUSIP NO. 693514 1 0 1

This Certifies that ----------SPECIMEN-------------- is the owner of
 --------------------VOID-------------------- full paid and non-assessable
Shares of the Common Stock of $0.001 Par Value Each of PPI CAPITAL GROUP, INC., transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this ----- day of ----------- A.D. 19xx.

/s/----------------------   [Corporate Seal] /s/-------------------------
Secretary                                    President